AMENDMENT #1 TO THE SECURITIES PURCHASE AGREEMENT

ENTERED INTO ON APRIL 17, 2019

THIS AMENDMENT #1 TO THE SECURITIES PURCHASE AGREEMENT ENTERED INTO ON APRIL 17, 2019 (the “Amendment”) is made effective as of June 12, 2019 (the “Effective Date”), by and between Mateon Therapeutics, Inc., a Delaware corporation (the “Company”), and Peak One Opportunity Fund, L.P., a Delaware limited partnership (the “Holder”) (collectively the “Parties”).

BACKGROUND

A. The Company and Holder are the parties to that certain securities purchase agreement originally entered into by the Company to the Holder on April 17, 2019 (the “Agreement”); and

B. The Company and Holder desire to amend the Agreement as set forth expressly below.

NOW THEREFORE, in consideration of the execution and delivery of the Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. All references to “Four Hundred Thousand and 00/100 Dollars ($400,000.00)” in the Agreement and all ancillary transactional documents shall be replaced with “Six Hundred Thousand and 00/100 Dollars ($600,000.00)”.

2. All references to “Three Hundred Sixty Thousand and 00/100 Dollars ($360,000.00)” in the Agreement and all ancillary transactional documents shall be replaced with “Five Hundred Forty Thousand and 00/100 Dollars ($540,000.00)”.

3. Section 1(a)(iii) of the Agreement shall be replaced with the following:

(iii) “Closing Date” means the date on which one of the three (3) Closings are held, which are the Signing Closing Date, the Second Closing Date and the Third Closing Date.

4. Section 1(a)(xviii) of the Agreement shall be replaced with the following:

(xviii) “Purchase Price” means the price that the Buyer pays for the Debentures at each respective Closing, which are the Signing Purchase Price, the Second Purchase Price and the Third Closing Price, as the case may be.

5. Section 1(a)(xxxi) of the Agreement shall be replaced with the following:

(xxxi) “Third Closing Date” shall have the meaning ascribed to such term in Section 6(c).

6. Section 1(a)(xxxii) of the Agreement shall be replaced with the following:

(xxxii) “Third Debenture” means the third of the three (3) Debentures, in the principal amount of Two Hundred Thousand and 00/100 Dollars ($200,000.00), which is issued by the Company to the Buyer on the Third Closing Date.

7. Section 1(a)(xxxiii) of the Agreement shall be replaced with the following:

(xxxiii) “Third Purchase Price” shall be One Hundred Eighty Thousand and 00/100 Dollars ($180,000.00).

8. The following Section 6(c) shall be added to the Agreement:

c. Third Closing. At any time after forty-five (45) days following the Second Closing Date, subject to the mutual agreement of the Buyer and the Company, for the “Third Closing Date” and subject to satisfaction of the conditions set forth in Sections 7 and 8, (A) the Company shall deliver to the Buyer the following: (i) the Third Debenture; (ii) an amendment to the Transfer Agent Instruction Letter instructing the Transfer Agent to reserve that number of shares of Common Stock as is required under Section 4(g) hereof, if necessary; and (iii) an officer’s certificate of the Company confirming, as of the Third Closing Date, the accuracy of the Company’s representations and warranties contained herein and updating Schedules 3(b), 3(c) and 3(k) as of the Third Closing Date, and (B) the Buyer shall deliver to the Company the Third Purchase Price.

9. The following sentences shall be added to Section 12(a):

In addition, the Company shall issue 350,000 shares of Restricted Stock (the “Second Commitment Shares”) to Investments as a commitment fee on the Second Closing Date. The Second Commitment Shares shall be earned in full as of the Second Closing Date. In addition, the Company shall issue 350,000 shares of Restricted Stock (the “Third Commitment Shares”) to Investments as a commitment fee on the Third Closing Date. The Third Commitment Shares shall be earned in full as of the Third Closing Date. A non-accountable fee of One Thousand and 00/100 Dollars ($1,000.00) on the Second Closing Date (with respect to the Second Debenture) shall be withheld from the Second Purchase Price to cover the Buyer’s accounting fees, legal fees, and other transactional costs incurred in connection with the transactions contemplated by the Second Debenture. A non-accountable fee of One Thousand and 00/100 Dollars ($1,000.00) on the Third Closing Date (with respect to the Third Debenture) shall be withheld from the Third Purchase Price to cover the Buyer’s accounting fees, legal fees, and other transactional costs incurred in connection with the transactions contemplated by the Third Debenture.

10. This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the Agreement. Except as specifically modified hereby, all of the provisions of the Agreement, which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Mateon Therapeutics, Inc.		Peak One Opportunity Fund, L.P.

By:	/s/ Vuong Trieu	By:	Peak One Investments, LLC
Name:	Vuong Trieu		its General Partner
Title:	Chief Executive Officer
		By:	/s/ Jason Goldstein
		Name:	Jason Goldstein
		Title:	Managing Member